 AngioDynamics   Fourth Quarter 2018 Earnings PresentationJuly 11, 2018

 2    Forward-Looking Statement  Notice Regarding Forward-Looking StatementsThis presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2017. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.Notice Regarding Non-GAAP Financial MeasuresManagement uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDAS (income before interest, taxes, depreciation and amortization and stock-based compensation); adjusted gross profit; adjusted net income; adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

Fourth Quarter 2018 Highlights

Financial Performance

- Revenue of $88.3 million, up 1.6% year over year (*excluding the $2.6 million Acculis recall reserve from FY'17, sales were down $1.2 million)*
- Gross Margin ended at 53.7%, up 500 bps year over year (*excluding the Acculis recall reserve (Revenue and Inventory) impact up 100 bps)*
- Adjusted EPS of $0.20, compared to $0.19 a year ago
- Adjusted EBITDAS of $15.6 million, compared to $14.3 million a year ago
- Generated operating cash flow of $23.8 million and free cash flow of $23.0 million

Select Product Family Results

Peripheral Vascular

Year-over-year sales delta:

- Fluid Management: 6%
- AngioVac®: 19%
- Angiographic Catheters: 2%
- Venous insufficiency: (23%)

Vascular Access

Year-over-year sales delta:

- PICCs and Midlines: (6%)
- Ports: 1%
- Dialysis: 3%

Oncology/Surgery

Year-over-year sales delta:

- Solero® Microwave: 39%*
- NanoKnife®: 6%

Corporate Developments

- Continued execution on operational efficiencies across the business; facility consolidations completed in the fourth fiscal quarter.
- In the first quarter of fiscal year 2019, the Company expects to pay approximately $12.5 million related to the previously disclosed legal matters with the Department of Justice.
- As of June 1, 2018, Peripheral Vascular will be known as Vascular Interventions and Therapies and Oncology/Surgery will be known as Oncology.

* Growth rate normalized for the $2.6 million Acculis recall reserve from the prior year. Actual growth was 546%.

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 Fourth Quarter and Fiscal Year 2018 Results   $ in millions (except per share data)  FY2018Q4 Results  FY2017Q4 Results   Change  FY2018Results  FY2017Results   Change  Revenue- Peripheral Vascular- Vascular Access- Oncology/Surgery - United States- International  $88.352.623.612.170.318.0  $86.953.924.28.870.816.1  1.6%(2.4)%(2.5)%37.5%(0.7)%11.8%  $344.3$202.3$92.8$49.2$273.3$71.0  $349.6$208.6$96.5$44.6$282.2$67.4  (1.5)%(3.0)%(3.8)%10.3%(3.2)%5.3%  Net IncomeAdjusted Net Income  $2.1$7.7  $(12.9)$6.8    $16.3$27.6  $5.0$27.0    GAAP Earnings Per ShareNon-GAAP Adjusted EPS  $0.06$0.20   $(0.35)$0.19    $0.44$0.74  $0.14$0.73    Gross Margin  53.7%  48.7%    51.4%  50.4%    Adjusted EBITDAS  $15.6  $14.3    $57.0  $58.7    Free Cash Flow  $23.0  $18.3    $38.9  $52.7    Cash and Cash Equivalents  $74.1  $47.5    $74.1  $47.5    Debt  $92.5  $97.5    $92.5  $97.5

Detail for Select Income Statement Line Items

$ in millions	FY2018	FY2017
Contingent Consideration:		
Adjustment to minimum milestone payments on AngioVac	-	($13.4)
Write-off of TiLo related contingent payments based on regulatory milestones	-	($3.1)
Amortization related to remaining minimum payments	$0.3	$1.2
Total	$0.3	($15.3)
Acquisition, Restructuring and Other Items, net:		
Legal (outside of the normal course of business)	$10.0	$7.0
Accrual related to DOJ subpoenas (expected to be paid in FY19)	-	$12.5
Plant consolidation (termination benefits, equipment transfer and set-up, regulatory filings, contract cancellations)	$4.7	$1.3
Write-off of intangible and other assets (EmboMedics and TiLo intangible assets)	-	$5.6
Other	$0.7	$1.1
Total	$15.4	$27.5

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2019 Outlook

Operational Excellence

- Gross margin expansion and stability
- Targeted R&D focused on ROI
- Commitment to quality and compliance
- Continue to drive operating leverage

Value Creation

- Practice dispassionate portfolio optimization
- Focus on areas of compelling unmet needs - patient-centric/evidence-based
- Call point expansion/Sales force realignment
- Targeted global expansion opportunities

Guidance

- **Net sales** in the range of $344 to $349 million
- **Free cash flow** between $38 and $43 million
- **Adjusted earnings per share** in the range of $0.82 to $0.86

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GAAP to Non-GAAP Reconciliation

 Reconciliation of GAAP to Non-GAAP Gross Profit, Net Income and EPS

 Reconciliation of Net Income to EBITDAS to Adjusted EBITDAS